Exhibit 10.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of February 4, 2009 (the “Execution Date”) between Idenix Pharmaceuticals, Inc., a company organized under the laws of the State of Delaware with its principal place of business at 60 Hampshire Street, Cambridge, Massachusetts 02139, USA (“Idenix”), and SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a company organized under the laws of the Commonwealth of Pennsylvania, with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101 USA (“GSK” and, together with Idenix, the “Parties”).
RECITALS
     WHEREAS, on the date hereof, Idenix and GSK have entered into that certain license agreement (the “License Agreement”) pursuant to which Idenix has granted GSK an exclusive license for certain assets as set forth therein;
     WHEREAS, the License Agreement contemplates that GSK shall (a) pay to Idenix a non-refundable, non-creditable license fee in the amount of seventeen million U.S. Dollars (US $17,000,000); and (b) purchase shares of Idenix’s common stock, $0.001 par value per share (the “Common Stock”), in each case, on the Closing Date (as defined herein); and
     WHEREAS, Idenix desires to issue and sell and GSK desires to purchase shares of Common Stock,
     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Purchase and Sale of the Common Stock. On the terms and subject to the conditions set forth herein, at the Closing, GSK shall pay to Idenix, an aggregate purchase price of Seventeen Million U.S. Dollars ($17,000,000) in cash (the “Purchase Price”), by wire transfer of immediately available funds and, in exchange therefore, Idenix shall issue and sell to GSK 2,475,728 shares of Common Stock (the “Purchased Shares”).
     2. Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Purchased Shares by GSK pursuant hereto (the “Closing”) shall occur on the Effective Date (as defined in the License Agreement); provided that if any conditions have not been so satisfied or waived on such date, the Closing shall occur on the first Business Day after the satisfaction or waiver (by the Party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at 10:00 a.m., New York time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street,

Boston, Massachusetts (or remotely via the exchange of signatures and documents) or such other date or location as agreed by the Parties. The date of the Closing is referred to as the “Closing Date.”
     3. Closing Deliveries.
(a) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 4, at the Closing, Idenix shall deliver, or cause to be delivered, to GSK the following:
(i) a copy of the Novartis Waiver (as defined in the License Agreement);
(ii) a consent from the requisite number of Preference Holders (as such term is defined in that certain amended and restated stockholders’ agreement, dated July 27, 2004, among Idenix, Novartis Pharma AG and certain other Idenix stockholders) (“Preference Holders Consent”);
(iii) a certificate representing the Purchased Shares, registered in the name of GSK;
(iv) a consent from Novartis Pharma AG relating to the issuance of the Purchased Shares (the “Novartis Consent”) as set forth on Exhibit A hereto;
(v) a legal opinion in the form attached as Exhibit B hereto; and
(vi) such other documents as are required to be delivered by Idenix to GSK pursuant to the terms of this Agreement.
(b) At the Closing, GSK shall deliver, or cause to be delivered, to Idenix the following:
(i) the Purchase Price in cash; and
(ii) such other documents as are required to be delivered by GSK to Idenix pursuant to the terms of this Agreement.
     4. Closing Conditions.
The respective obligations of GSK on the one hand, and Idenix, on the other hand, to consummate the Closing are subject to the fulfillment or written waiver by GSK and Idenix prior to the Closing of the following conditions:

(i) each of the HSR Clearance Date and the Effective Date shall have occurred;
(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict GSK from owning the Purchased Shares and no lawsuit shall have been commenced by a Governmental Entity seeking to restrict such ownership; and
(iii) the Common Stock shall be listed on the NASDAQ Global Market or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.
     5. Representations and Warranties of Idenix. Except as disclosed by Idenix in a written Disclosure Schedule delivered by Idenix to GSK on or prior to the date hereof (the “Disclosure Schedule”), which Disclosure Schedules shall be deemed a part hereof, Idenix hereby represents and warrants to GSK that the statements contained in this Section 5 are complete and accurate as of the Execution Date and shall be complete and accurate as of the Closing Date (or such other date as is specified below). The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 5, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 5 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
(a) Corporate Organization. Idenix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and carry on its business as it is now being conducted and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it to the extent such qualification and good standing is required by applicable law, except for any such failure to be licensed, qualified or in good standing which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Idenix. Except as set forth in Section 5(a) of the Disclosure Schedule, no subsidiary of Idenix holds or controls any material assets or has any material liabilities that are not reflected in the financial statements of Idenix included in Company Reports filed with the SEC prior to the date of this Agreement.
(b) Corporate Authority. Idenix has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Idenix and the issuance and sale by Idenix of the Purchased Shares have been duly authorized by

Idenix’s Board of Directors, and no other corporate proceedings on the part of Idenix are necessary to authorize this Agreement or (other than Idenix’s receipt of the Novartis Consent) for Idenix to consummate the transactions as contemplated herein. This Agreement has been duly and validly executed and delivered by Idenix and (assuming the due authorization, execution and delivery by GSK) will constitute a legal, valid and binding agreement of Idenix, enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.
(c) No Violations; Consents and Approvals.
(i) Neither the execution, delivery or performance by Idenix of this Agreement nor the consummation by Idenix of the transactions contemplated hereby (A) will result in a violation or breach of Idenix’s charter, as amended, or by-laws, as amended; (B) will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, mortgage, charge, encumbrance or security interest of any kind (a “Lien”) upon any of the properties or assets of Idenix under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement to which Idenix is a party (each a “Contract”); or (C) will result in a violation of any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Idenix, except, in the case of clauses (B) or (C), for violations, breaches, defaults, rights of termination, revocations, cancellations or accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Idenix.
(ii) Except for filings or consents as may be required under, and other applicable requirements of, (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (B) applicable securities laws; and (C) the Nasdaq Marketplace Rules, no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign (a “Governmental Entity”), is required with respect to Idenix in connection with the execution, delivery or performance by Idenix of this Agreement or the consummation by Idenix of the transactions contemplated hereby, except where the failure to obtain such consents, approvals, orders or authorizations, or to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Idenix.
(d) Capital Stock. The authorized capital stock of Idenix consists of 125,000,000 shares of Common Stock, of which 56,581,801 shares of Common Stock were issued and outstanding as of the close of business on February 2, 2009. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of February 2, 2009, Idenix had outstanding stock options to purchase 5,542,259 shares of Common Stock and 2,234,526 shares of Common Stock are reserved for future issuance pursuant to Idenix’s stock incentive plans. There are no preemptive or similar rights on the part of any holders of any class of securities of Idenix and, except as set forth in this paragraph (d), no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which Idenix is a party or by which it is bound obligating Idenix to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Idenix.
(e) Company Reports; Financial Statements. Idenix has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act and the U.S. Food and Drug Administration (“FDA”) under its applicable regulations since January 1, 2007 (the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith. As of its filing date, each Company Report complied in all material respects with all statutes and applicable rules and regulations of the SEC or FDA, as the case may be. To the Knowledge of Idenix, there are no outstanding comments from the SEC or the FDA with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report, as of its date, or if amended prior to the date of this Agreement, as of the date of such amendment (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to each

Company Report filed with the FDA, such Company Report was complete and accurate in all material respects as of its respective date, or if amended prior to the date of this Agreement, as of the date of such amendment. No executive officer of Idenix has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. The financial statements of Idenix included in Company Reports filed with the SEC comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Idenix as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
(f) Internal Controls. The records, systems, controls, data and information of Idenix are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Idenix (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below. Idenix (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Idenix is made known to the chief executive officer and the chief financial officer of Idenix by others within Idenix; and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Idenix’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect Idenix’s ability to record, process, summarize and report financial information; and (B) to the Knowledge of Idenix, any fraud, whether or not material, that involves management or other employees who have a significant role in Idenix’s internal controls over financial reporting. Since December 31, 2007 and until the date of this Agreement, (i) neither Idenix nor, to the Knowledge of Idenix, any director, officer, employee, auditor, accountant or representative of Idenix has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Idenix or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Idenix has engaged in questionable accounting or auditing practices; and (ii) no attorney representing Idenix, whether or not employed by Idenix, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Idenix or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of Idenix.
(g) Taxes.
(i) Idenix has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it; and (B) paid in full all Taxes due or made adequate provision in the financial statements of Idenix (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns.
(ii) To the Knowledge of Idenix, no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of Idenix which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
(iii) There are no material Liens for Taxes upon the assets of Idenix except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
(h) Absence of Certain Events and Changes. Except as disclosed in Company Reports filed with the SEC prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature), since the date of filing of Idenix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 with the SEC, (i) Idenix has conducted its businesses in the ordinary course consistent with past practice; (ii) there has not been any event, change or development which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Idenix; (iii) Idenix has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and (iv) Idenix has not altered its method of accounting in any material respect; and (v) Idenix has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.
(i) No Undisclosed Liabilities. Idenix does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of Idenix included in Company Reports filed with the SEC prior to the date of this Agreement; and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect on Idenix.
(j) Litigation. There are no material civil, criminal or administrative actions, suits, or proceedings pending or, to the Knowledge of Idenix, threatened, against Idenix or to which any of its assets are subject. There are no material outstanding judgments, orders, decrees, or injunctions of any Governmental Entity naming Idenix.
(k) Compliance with Laws. Idenix has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted that are material to the business of Idenix. Idenix has complied in all material respects and is not in default or violation of, and, to the Knowledge of Idenix, is not under investigation with respect to or threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity.
(l) Contracts.
(i) Idenix has filed as exhibits to Company Reports filed with the SEC all material agreements required to be filed under the rules and regulations of the SEC (the “Material Contracts”).
(ii) All Material Contracts are valid, binding and in full force and effect and enforceable against Idenix, provided that no representation is made as to the enforceability of any non-competition provision in any employment agreement or written arrangement; (B) Idenix is in all material respects in compliance with and has in all material respects performed all obligations required to be performed by it to date under each Material Contract; and (C) as of the date hereof, Idenix does not know of, and has not received written notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any other party under any Material Contract. To the Knowledge of Idenix, except as disclosed on Company Reports filed with the SEC prior to the date of this Agreement, there are no material transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions, between Idenix, on the one hand, and any current or former director or executive officer of Idenix or any person who beneficially owns 5% or more of the outstanding shares of Common Stock (or any of such person’s immediate family members or Affiliates), on the other hand.
(m) Status of Purchased Shares. The Purchased Shares being issued at the Closing will have been duly authorized by all necessary corporate action on the part of Idenix, and at the Closing such Purchased Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, free and clear of all Liens. The issuance of such Purchased Shares will not be subject to preemptive rights of any other shareholder of Idenix.
(n) Intellectual Property. Intellectual Property of Idenix is owned free from any Liens (other than Permitted Liens), except where a failure to be free from liens would not reasonably be expected to have a Material Adverse Effect on Idenix. All Intellectual Property Licenses are in full force and effect, except (i) as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition laws, penalties and jurisdictional issues including conflicts of laws) and (ii) to the extent that any failure to be enforceable, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Idenix. To the Knowledge of Idenix, all Company Intellectual Property is valid and enforceable and all intellectual property that is the subject of such Intellectual Property is valid and enforceable. To the Knowledge of Idenix, Idenix has not received written notice from any third party that the development or future commercialization of Idenix’s products or product candidates infringes or misappropriates the rights of any third party in respect of any Intellectual Property owned by such third party. To the Knowledge of Idenix, none of the material Company Intellectual Property is being infringed or misappropriated by any third party.

(o) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the License Agreement as a result of any actions taken by Idenix.
(p) Private Placement. Assuming the accuracy of GSK’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by Idenix to GSK as contemplated hereby.
(q) Investment Company. Idenix is not, and immediately after receipt of payment for the Purchased Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     6. Representations and Warranties of GSK. GSK represents and warrants to Idenix as follows:
(a) Organization. GSK is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite power and authority to own, lease and operate its properties and carry on its business as it is now being conducted and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it to the extent such qualification and good standing is required by applicable law, except for any such failure to be licensed, qualified or in good standing which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on GSK.
(b) Authority. GSK has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by GSK has been duly authorized, and no other corporate proceedings on the part of GSK to authorize this Agreement or for GSK to consummate the transactions as contemplated herein. This Agreement has been duly and validly executed and delivered by GSK and (assuming the due authorization, execution and delivery by Idenix) will constitute a legal, valid and binding agreement of GSK, enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c) Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by GSK of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon any of the properties or assets of GSK pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Entity pursuant to, the organizational documents or agreements of GSK or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which GSK is bound, except for filings after the Closing under Section 13(d) of the Exchange Act and filings under the HSR Act.
(d) Acquisition for Investment. GSK (i) is acquiring the Purchased Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of Purchased Shares; (ii) is an “accredited investor” as defined in Rule 501(a) under the Securities Act; (iii) has carefully reviewed the representations concerning Idenix contained in this Agreement and has made detailed inquiry concerning Idenix, its business and personnel; and (iv) has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in Idenix and is able financially to bear the risks thereof.
(e) General Solicitation. GSK is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(f) Confidentiality. GSK acknowledges and agrees that it is a party to the Prior Confidentiality Agreements (as defined in the License Agreement). GSK is in compliance, in all material respects, and is bound by the terms of the Prior Confidentiality Agreements.
(g) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the License Agreement as a result of any actions taken by GSK.
     7. Registration Rights.
     7.1 Registration of the Purchased Shares.

(a) Idenix shall file with the SEC as promptly as practicable after the Closing Date (and in any event no later than 90 days following the Closing Date), a Registration Statement covering the resale to the public by GSK of the Purchased Shares. Idenix shall use commercially reasonable efforts to cause the Registration Statement covering the Purchased Shares to be declared effective by the SEC (collectively, the “Registrable Shares”) within 120 days or as promptly as practicable after the filing thereof. Idenix shall cause such Registration Statement to remain effective and in compliance with the Securities Act and usable for resale of such Registrable Shares for a period from the date of its initial effectiveness until the earlier of (i) all Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 or (ii) two (2) years from the date the Registration Statement is declared effective. Idenix shall promptly, and in no event in more than five (5) Business Days, notify GSK of the effectiveness of such Registration Statement after Idenix confirms effectiveness with the SEC. In connection with Idenix’s preparation and filing of the Registration Statement, GSK shall deliver to Idenix within ten (10) days after the Closing, a completed questionnaire in the form attached hereto as Exhibit C.
(b) Any registration pursuant to this Section 7.1 shall be effected by means of a shelf registration under the Securities Act in accordance with the methods and distribution set forth in the Registration Statement and Rule 415.
     7.2 GSK Compliance. GSK covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Shares pursuant to a Registration Statement. Idenix shall comply in all material respects with all applicable rules and regulations of the SEC applicable to the filing of a Registration Statement.
     7.3 Registration Procedures.
(a) In connection with the filing by Idenix of a Registration Statement covering Registrable Shares, Idenix shall furnish to GSK (i) a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act; and (ii) such other documents as GSK may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.
(b) In addition, whenever required to effect the registration of any Registrable Shares or to facilitate the sale of Registrable Shares by GSK pursuant to a Registration Statement, Idenix shall, as expeditiously as reasonably practicable: (i) prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Shares pursuant to an effective registration statement and keep such registration statement effective or such prospectus supplement current; and (ii) prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c) Idenix shall use commercially reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement under the securities laws of each state of the United States as GSK shall reasonably request and keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable GSK to consummate the disposition in such jurisdictions of the securities owned by it; provided, however, that Idenix shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.
(d) If Idenix has delivered preliminary or final prospectuses to GSK and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, Idenix shall promptly notify GSK and, if requested by Idenix, GSK shall immediately cease making offers or sales of Registrable Shares covered by a Registration Statement and return all prospectuses to Idenix. Within 30 days, Idenix shall provide GSK with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, GSK shall be free to resume making offers and sales of Registrable Shares under such Registration Statement.
(e) Idenix shall be entitled to include in a Registration Statement covering Registrable Shares the shares of Common Stock held by other shareholders of Idenix.
(f) Subject to Section 7.3(i), Idenix shall pay the expenses incurred by it in complying with its registration obligations under this Section 7, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Idenix, the reasonable fees and expenses of GSK’s counsel (not to exceed $15,000) and fees and expenses of accountants for Idenix, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by GSK in connection with sales under any Registration Statement covering Registrable Shares.
(g) Subject to Idenix’s right to suspend the use of the prospectus or prospectus supplement as provided in subsection (h) below), Idenix shall use commercially reasonable efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement, or any suspension of the qualifications (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction. Idenix shall advise GSK promptly after it shall receive notice of any stop order or issuance of any order by the SEC delaying or suspending the effectiveness of a Registration Statement covering Registrable Shares or of the initiation of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
(h) If the filing, initial effectiveness or continued use of a Registration Statement at any time would require Idenix to make an Adverse Disclosure, Idenix may, upon giving prompt written notice to GSK, suspend the use of a preliminary or final prospectus and GSK shall immediately cease making offers or sales of Registrable Shares covered by a Registration Statement for a period (such period being referred to herein as the “Suspension Period”) not to exceed 30 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period.
(i) Idenix shall enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by GSK to expedite or facilitate the underwritten disposition of all but no less than all Registrable Shares then owned by GSK, and in connection therewith in any underwritten offering (including making members of management and executives of Idenix available to participate in “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to GSK and the managing underwriter(s), if any, with respect to the business of Idenix and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested; (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to Idenix, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings; (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of Idenix (and, if necessary, any other independent certified public accountants of any business acquired by Idenix for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by GSK, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Idenix. Notwithstanding anything contained herein to the contrary, Idenix shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify Idenix in form, scope and substance as is customary in underwritten offerings by Idenix in which an Affiliate of Idenix acts as an underwriter. Notwithstanding anything contained herein to the contrary, GSK shall not exercise its rights under this Section 7.3(i) prior to the first anniversary of the Closing Date.
(j) Idenix shall make available for inspection by a representative of GSK, the managing underwriter(s), if any, and any attorneys or accountants retained by GSK or such managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of Idenix, and cause the officers, directors and employees of Idenix to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.
     7.4 Registration Confidentiality. GSK agrees to treat as confidential (unless otherwise publicly disclosed by Idenix) any written notice from Idenix regarding Idenix’s plans to file a Registration Statement and shall not disclose such information to any other person, or use such information, except as is necessary to exercise its rights under this Agreement.
     7.5 Rule 144 Reporting. With a view to making available to GSK the benefits of the Rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, Idenix agrees to use its commercially reasonable efforts to:
(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Effective Date;
(b) file with the SEC, in a timely manner, all reports and other documents required of Idenix under the Exchange Act; and
(c) so long as GSK owns any Registrable Shares, furnish to GSK forthwith upon request: (i) a written statement by Idenix as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Idenix; and (iii) such other reports and documents as GSK may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     7.6 Registration Rights Indemnification.
(a) Idenix agrees to indemnify and hold harmless GSK and its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls GSK within the meaning of Section 15 of the Securities Act (each, an “GSK Indemnitee”) from and against any losses, claims, damages, actions, liabilities, amounts paid in settlements, costs and expenses (“Losses”), to which such GSK Indemnitee may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement covering the Registrable Shares, in any preliminary prospectus or final prospectus contained in such Registration Statement or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by Idenix or authorized by it in writing for use by such GSK Indemnitee, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and Idenix will reimburse such GSK Indemnitee for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that Idenix shall not be liable in any such case to the extent that (i) such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement, preliminary prospectus or prospectus, any amendment or supplement thereto or contained in any such free writing prospectus (as such term is defined in Rule 405) in reliance upon and in conformity with information furnished in writing to Idenix by or on behalf of such GSK Indemnitee for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to such GSK Indemnitee, or (ii) such loss, claim, damage or liability arises solely as a result of the use by a GSK Indemnitee of a preliminary or final prospectus in contravention of the Suspension Period pursuant to Section 7.3(h) above, provided that Idenix shall have provided proper notice of such Suspension Period prior to such use.
(b) GSK agrees to indemnify and hold harmless Idenix and its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, who controls Idenix within the meaning of Section 15 of the Securities Act (each, an “Idenix Indemnitee”), from and against any

Losses to which any such Idenix Indemnitee may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any Registration Statement covering the Registrable Shares or in any preliminary prospectus, final prospectus contained in such Registration Statement, or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as that term is defined in Rule 405) prepared by Idenix or authorized by it in writing for use by an Idenix Indemnitee or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of GSK for use in preparation of the Registration Statement, prospectus, amendment or supplement and GSK will reimburse Idenix, or such officer, director or controlling person, as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.
(c) If the indemnification provided for in this Section 7.6 or Section 8(f)(i) or (ii) is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Idenix on the one hand and GSK on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among ether things, in the case of an untrue statement, whether the untrue statement relates to information supplied by Idenix on the one hand or GSK on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. Idenix and GSK agree that it would not be just and equitable if contribution pursuant to this paragraph (c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (c) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(d) The rights and obligations of Idenix and GSK under this Section 7.6 shall survive the termination of this Agreement.
     7.7 Termination. All of Idenix’s obligations to register the Registrable Shares under this Agreement shall terminate on a merger or consolidation of Idenix in which GSK receives cash or securities that have been registered with the SEC in exchange for the Purchased Shares.
     8. Covenants and Additional Agreements.
(a) Obligations. Idenix and GSK shall use commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.
(b) Consents and Approvals. Idenix and GSK shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act and foreign antitrust filings and any filings under the rules and regulations of the SEC) required under any law applicable to it, and give such reasonable undertakings as may be required in connection therewith; and (ii) use commercially reasonable efforts to obtain or make, or cause to be obtained or made, all Permits and consents necessary to be obtained or made by it, in each case in connection with this Agreement, the sale and transfer of the Purchased Shares pursuant hereto and the consummation of the other transactions contemplated hereby or thereby. Idenix shall, as promptly as practicable, use commercially reasonable efforts to cause the Common Stock to be listed on Nasdaq or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.
(c) Further Actions. Idenix and GSK shall coordinate and cooperate with the other Party in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other party in connection with the filings and other actions contemplated by this Agreement. GSK and Idenix will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other Party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto agrees to act reasonably and as promptly as practicable. Idenix and GSK shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
(d) Certain Transactions. Idenix will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not Idenix), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by Idenix.
(e) Dividends; Capital Structure. From the Execution Date until the Closing, Idenix shall (i) not declare or pay any dividend or distribution on the Common Stock; (ii) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of capital stock (or other equity interests) or other securities of Idenix; or (iii) adopt or implement a “poison pill,” stockholder rights plan or any similar device.
(f) Indemnity.
(i) Idenix agrees to indemnify and hold harmless each GSK Indemnitee to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (A) any inaccuracy in or breach of Idenix’s representations or warranties in this Agreement, (B) any breach of the agreements or covenants made by Idenix in this Agreement or (C) any action, suit, claim, proceeding or investigation by any Governmental Entity, shareholder of Idenix or any other person (other than Idenix) relating to the execution and delivery of this Agreement or the issuance of the Purchased Shares contemplated hereby (other than any Losses attributable to the acts, errors or omissions on the part of GSK, but not including the transactions contemplated hereby).
(ii) GSK agrees to indemnify and hold harmless each Idenix Indemnitee to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (A) any inaccuracy in or breach of GSK’s representations or warranties in this Agreement or (B) any breach of agreements or covenants made by GSK in this Agreement.
(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to Section 7.6 or Sections 8(f)(i) and (ii), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under the applicable Section (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party within 45 days after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. The indemnifying party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold or delay its consent. The indemnifying party further agrees that it will not, without the indemnified party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such indemnified party from all liability arising out of such action, suit, claim or proceeding.
(iv) No investigation by GSK of Idenix or by Idenix of GSK prior to or after the date hereof shall limit any indemnified party’s exercise of any right hereunder or be deemed to be a waiver of any such right.
     9. Interpretation; Definitions.
(a) For purposes of this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material non-public information that, in Idenix’s Board of Director’s good faith judgment, after consultation with counsel to Idenix, (a) would be required to be made in any Registration Statement or report filed with the SEC by Idenix so that such Registration Statement or report would not be materially misleading; (b) would not be required to be made at such time but for the filing of such Registration Statement; and (c) Idenix has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
“Agreement” means this Agreement, as the same may be amended or supplemented from time to time, by written agreement of Idenix and GSK, together with all appendices, exhibits and schedules attached hereto and the Disclosure Schedule.
“Business Day” means any day on which banking institutions are open in the City of Boston.
“Closing” is defined in Section 2.
“Closing Date” is defined in Section 2.
“Common Stock” is defined in the recitals to this Agreement.
“Company Intellectual Property” means the Intellectual Property and Intellectual Property Licenses that are owned by Idenix.
“Company Reports” is defined in Section 5(e).
“Contract” is defined in Section 5(c)(i).
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.
“Disclosure Schedule” is defined in Section 5.
“Effective Date” is defined in Section 2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.
“Execution Date” is defined in the preamble to this Agreement.
“FDA” is defined in Section 5(e).
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” is defined in Section 5(c)(ii).
“GSK” is defined in the preamble to this Agreement.
“GSK Indemnitee” is defined in Section 7.6(a).
“HSR Act” is defined in Section 5(c)(ii).
“HSR Clearance Date” is defined in Section 1.
“Idenix” is defined in the preamble to this Agreement.
“Idenix Indemnitee” is defined in Section 7.6(b).
“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business) and (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in Idenix’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
“Intellectual Property” means trademarks, trade names, trade dress, service marks, copyrights, domain names, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.
“Intellectual Property License” means any written license, permit, authorization, approval, Contract or consent granted, issued by or with any Person relating to the use by Idenix of Intellectual Property.

“Knowledge of Idenix,” or any like expression means the actual knowledge of each of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President, General Counsel of Idenix and the knowledge that would be reasonably expected to be known by such individuals in the ordinary and usual course of the performance of their professional responsibilities to Idenix.
“Lien” is defined in Section 5(c)(i).
“License Agreement” is defined in the recitals to this Agreement.
“Losses” is defined in Section 7.6(a).
“Material Adverse Effect” on or with respect to an entity means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on (a) the results of business, properties, results of operations or financial condition of such entity, (b) the ability of such entity to consummate the transactions and perform in any material respect on a timely basis its obligations contemplated under the Transaction Documents, or (c) the legality, validity or enforceability of any Transaction Document.
“Material Contract” is defined in Section 5(l)(i).
“Nasdaq” means the NASDAQ Global Market.
“Novartis Consent” is defined in Section 3.
“Novartis Waiver” is defined in Section 3.
“Parties” is defined in the preamble to this Agreement.
“Permit” all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity.
“Permitted Liens” means (a) those Liens (A) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (B) that constitute mechanics’, carriers’, workmen’s or like liens, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, (C) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and social security, retirement and other legislation, (D) easements, covenants, declarations, rights or way, encumbrances, or similar restrictions in connection with real property owned by Idenix that do not materially impair the use of such real property by Idenix; and (b) with respect to Company Intellectual Property, (A) the joint ownership of any Company Intellectual Property by Idenix, on the one hand, and any other Person(s) (each such Person, a “Co-Owner”), on the other hand, set forth in Section 5(n) of the

Disclosure Schedule; (B) licenses under the Company Intellectual Property granted by Idenix, any Co-Owner or any licensee of the foregoing set forth in Section 5(n) of the Disclosure Schedule; or (C) rights to use Company Intellectual Property granted by Idenix under reasonable and customary service agreements, clinical trial agreements, consulting agreements, material transfer agreements and confidentiality agreements entered into in the ordinary course of business.
“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.
“Preference Holders” is defined in Section 3.
“Preference Holders Consent” is defined in Section 3.
“Prior Confidentiality Agreements” is defined in Section 6(f).
“Purchase Price” is defined in Section 1.
“Purchased Shares” is defined in Section 1.
“Registrable Shares” is defined in Section 7.1.
“Registration Statement” means the registration statement(s) on Form S-3 (or any successor form related to secondary offerings) required to be filed hereunder and any additional registration statements contemplated by Section 7.1, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.
“Suspension Period” is defined in Section 7.3(h).
“Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
“Transaction Documents” means this Agreement, the License Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.
(b) The definitions of the terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (B) any reference to any laws or regulations herein will be construed as referring to such laws and regulations as from time to time enacted, repealed or amended, (C) any reference herein to any Person will be construed to include the Person’s successors and assigns, (D) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (E) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such party may determine in such party’s sole discretion, and (F) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits and Schedules of this Agreement.
     10. Termination.
(a) This Agreement may be terminated prior to the Closing:
(i) by mutual written agreement of Idenix and GSK;
(ii) Idenix or GSK, upon written notice to the other parties, if the Effective Date has not occurred on or prior to the date that is ninety (90) days after the Parties make their respective HSR Filings pursuant to Section 13.1 of the License Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 10(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement or the License Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or
(iii) by Idenix or GSK, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.
(b) In the event of any termination of this Agreement as provided in Section 10(a), this Agreement (other than Sections 8(f)(i)(C), 8(f)(iii) and 11 (excluding Sections 11.2 and 11.9), which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for any knowing breach of this Agreement.
     11. Miscellaneous.
     11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.
     11.2 Specific Enforcement. GSK, on the one hand, and Idenix, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.
     11.3 Entire Agreement. This Agreement and the License Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
     11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered, shall be considered to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if the parties have not executed the same counterpart. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.
     11.5 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and addressed to Idenix or GSK, as the case may be, at their respective addresses set forth below:
Notices to GSK shall be addressed to:
GlaxoSmithKline
709 Swedeland Road
P.O. Box 1539
King of Prussia, PA 19406-0939
Attention: Senior Vice President of Worldwide Business Development
Telephone: (610) 270- 5397
Facsimile: (610) 270-5166
With copies to:
GlaxoSmithKline
2301 Renaissance Blvd.
King of Prussia, PA 1946-2772
Attention: Vice President, R&D Legal Operations Business Development Transactions
Telephone: (610) 787-4093
Facsimile: (610) 787-7084
and to
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Benet J. O’Reilly
Phone: (212) 225-2000
Facsimile: (212) 225-3999
Notices to Idenix shall be addressed to:
Idenix Pharmaceuticals Inc.
60 Hampshire Street
Cambridge, MA 02139, USA
Attention: Chief Executive Officer
Telephone: 617-995-9888
Facsimile: 617-995-9889

With a copy to:
Idenix Pharmaceuticals Inc.
60 Hampshire Street
Cambridge, MA 02139, USA
Attention: General Counsel
Telephone: 617-995-9005
Facsimile: 617-995-9889
and to
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 01209
Attn: Susan Murley, Esq.
Telephone (617) 526-6000
Facsimile: (617) 526-5000
All notices and other communications required or permitted under this Agreement shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communications was delivered to such delivery service, and (c) in the case of notices and communications sent by United States mail, three days after such notice or communication shall have been deposited in the United States mail. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party’s counsel as set forth above.
     11.6 Amendments. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.
     11.7 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement, and the rights and obligations of GSK hereunder, may be assigned by GSK to any person or entity to which Purchased Shares are transferred by GSK; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to Idenix notifying Idenix of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.
     11.8 Expenses and Remedies. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense.

     11.9 Transfer of Purchased Shares. GSK understands and agrees that the Purchased Shares have not been registered under the Securities Act or the securities laws of any state and that they may only be sold or otherwise disposed of in compliance with state and federal securities laws. GSK understands and agrees that each certificate representing the Purchased Shares (other than Securities which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”
and GSK agrees to transfer the Purchased Shares only in accordance with the provisions of such legend. Idenix shall cause the foregoing legend to be removed from any Purchased Shares or from the certificates representing such Purchased Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to an effective Registration Statement or without volume restrictions pursuant to Rule 144 or upon receipt by Idenix of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws. Subject to compliance with any applicable securities laws and the conditions set forth in this Section 11.9, if GSK wishes to transfer Purchased Shares, at GSK’s request, and subject to the delivery by GSK of such documentation as may be reasonably requested by Idenix or its counsel, Idenix shall cause its counsel to issue a legal opinion to Idenix’s transfer agent, if required by Idenix’s transfer agent, to effect a transfer of any of the Purchased Shares.
     11.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to choice of law and conflicts of law principles.
     11.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     11.12 Publicity. Idenix and GSK shall abide by Section 7.4 of the License Agreement relating to publicity.

     11.13 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean - Pierre Sommadossi
	Name:	Jean - Pierre Sommadossi, Ph.D.
	Title:	Chairman and CEO

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE
By:	/s/ William J. Mosher
	Name:	William J. Mosher
	Title:	Vice President and Secretary